UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Conditions.

On August 2, 2007, KBR, Inc. issued a press release entitled, “KBR Announces Second Quarter 2007Results.” The full text of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	KBR, Inc. press release dated August 2, 2007 entitled, “KBR Announces Second Quarter 2007 Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: August 2, 2007	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law

Exhibit 99.1

KBR

601 Jefferson St. •	Houston, Texas 77002

Phone 713.753.3011 • Fax 713.753.5353

FOR IMMEDIATE RELEASE	Contact:	Rob Kukla, Jr.
August 2, 2007	Director, Investor Relations
713-753-5082

Heather Browne
Director, Communications
713-753-3775

KBR ANNOUNCES SECOND QUARTER 2007 RESULTS

$0.83 second quarter 2007 net income per diluted share

HOUSTON, Texas – KBR (NYSE:KBR) announced today that income from continuing operations was $50 million, or $0.30 per diluted share, compared to income from continuing operations of $4 million or $0.03 per diluted share, in the second quarter of 2006. Net income was $140 million, or $0.83 per diluted share, in the second quarter of 2007, which included income from discontinued operations of $90 million, or $0.53 per diluted share, primarily related to operations from and gain on the sale of KBR’s 51% ownership interest in Devonport Management Limited (“DML”). This compares to net income for the second quarter of 2006 of $92 million, or $0.68 per diluted share, which included income from discontinued operations of $88 million, or $0.65 per diluted share, related to the Production Services Group and the operations of DML.

Consolidated revenue in the second quarter of 2007 was $2.2 billion, relatively flat compared to the second quarter of 2006.

Consolidated operating income was $65 million in the second quarter of 2007 compared to a loss of $47 million in the second quarter of 2006. Operating income in the second quarter of 2007 included positive contributions from an ammonia plant in Egypt, the export refinery in Saudi Arabia, and Iraq-related work. Operating income in the second quarter of 2007 was partially offset by a $24 million charge related to the U.S. Embassy project in Macedonia. Operating loss in the second quarter of 2006 included a $148 million charge on the Escravos, Nigeria Gas-to-Liquids project.

“In 2006, KBR sought to implement a number of strategic initiatives in its business, particularly around improving customer relationships, achieving broader portfolio diversification, and developing “Best-in-Class” project risk awareness and management. I am pleased with our progress to date and we are now beginning to realize the benefits of these initiatives,” said Bill Utt, Chairman, President, and Chief Executive Officer of KBR. “KBR is now better positioned to continue to provide market leading engineering, construction, and service offerings to its customers.”

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2007 Second Quarter Segment Results

Energy and Chemicals operating income was $41 million in the second quarter of 2007 compared to operating loss of $97 million in the second quarter of 2006. Operating income in the second quarter of 2007 included positive contributions from various petrochemical, ammonia, and refining projects.

In regards to the Escravos, Nigeria Gas-to-Liquids project, the contract has been amended to convert from a fixed-price to a reimbursable contract. The amendment is effective as of the original contract date and contains client determined incentives.

Government and Infrastructure operating income for the second quarter of 2007 was $25 million compared to operating income of $58 million in the second quarter of 2006. Operating income in the second quarter of 2007 included a charge of $24 million on the U.S. Embassy Project in Macedonia. Additionally, operating income on Iraq-related work decreased from the second quarter of 2006 due to lower activity.

On June 28, 2007, KBR completed the disposition of its 51% interest in DML for approximately $345 million in proceeds to KBR, net of direct transaction costs, resulting in an after-tax gain of approximately $97 million. The results of operations of DML for the current and prior periods have been classified as discontinued operations.

Ventures operating loss was $1 million in the second quarter of 2007 compared to operating loss of $8 million in the comparable period last year.

Significant Achievements and Awards

•

In July 2007, KBR and Sonatrach executed a contract providing for the engineering, procurement and construction (EPC) for the Sonatrach Skikda LNG project, to be constructed at Skikda, Algeria. In addition to performing the EPC for the 4.5MPTA train, KBR will execute the pre-commissioning and commissioning portion of the contract. The contract has an approximate value of USD 2.8 billion.

•

Saudi Aramco and The Dow Chemical Company announced the selection of KBR as the Project Management Contractor for the Ras Tanura Integrated Project. The proposed project is a world-scale chemicals and plastics production complex in Saudi Arabia.

•

KBR announced that its subsidiary, M.W. Kellogg Limited (MWKL), has been awarded the detail engineering contract by Statoil on behalf of Gassco and Gassled. MWKL will be responsible for the upgrading and development of the Statoil gas treatment facility at Karsto located north of Stavanger, Norway. The contract has a value of approximately USD 175 million.

•

KBR’s Government & Infrastructure (G & I) segment has been selected as one of the executing contractors of the U.S. Army's Logistics Civil Augmentation Program (LOGCAP) IV contract. Under this competitively awarded contract, KBR will continue to serve as one of three logistics support providers to U.S. forces deployed in the Middle East.

•

KBR was awarded contracts to provide field construction and module fabrication services by Shell Canada for the Scotford Upgrader Expansion east of Edmonton, Alberta, Canada. KBR's scope of work will include the fabrication of 160 modules and will peak at approximately 800 personnel performing field construction and module services work.

•

KBR was selected by the U.S. Naval Facilities Engineering Command to compete for future task orders under the Anti-Terrorism Force Protection (ATFP) Ashore program contract vehicle. KBR will be part of a Lockheed Martin-led team and will be providing the full range of design-build services for facilities infrastructure to the Lockheed Martin team.

KBR is a global engineering, construction, and services company supporting the energy, petrochemicals, government services, and civil infrastructure sectors. We offer our wide range of services through our Energy and Chemicals (E&C), Government and Infrastructure (G&I), and Ventures business segments.

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NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and backlog information, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the enforceability of our indemnities from Halliburton Company; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates, performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR's Annual Report on Form 10-K dated February 28, 2007, final prospectus for its exchange offer dated March 27, 2007, subsequent Forms 10-Q, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations and financial condition. KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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KBR, Inc.

Condensed Consolidated Statements of Operations

(Millions of dollars and shares except per share data)

(Unaudited)

	Three Months		Three Months
	Ended		Ended
	June 30,		March 31,
	2007	2006	2007
Revenue:
Energy and Chemicals	$ 669	$ 560	$ 576
Government and Infrastructure	1,482	1,691	1,457
Ventures(a)	1	(15)	(6)
Total revenue	$ 2,152	$ 2,236	$ 2,027
Operating income (loss) :
Energy and Chemicals	41	(97)	13
Government and Infrastructure	25	58	38
Ventures(a)	(1)	(8)	(6)
Total operating income (loss) (b)	$ 65	$ (47)	$ 45
Interest expense – related party	-	(11)	-
Interest income, net	14	2	13
Foreign currency losses, net	(2)	(15)	(3)
Other non-operating gain, net	1	-	-
Income (loss) from continuing operations before income taxes
and minority interest	78	(71)	55
Benefit (provision) for income taxes	(32)	29	(26)
Minority interest in net income (loss) of subsidiaries	4	46	(5)
Income from continuing operations	50	4	24
Income from discontinued operations, net	90	88	4
Net income	$ 140	$ 92	$ 28
Basic income per share(c):
Continuing operations	$ 0.30	$ 0.03	$ 0.14
Discontinued operations, net	0.54	0.65	0.02
Net income per share	$ 0.83	$ 0.68	$ 0.17
Diluted income per share(c):
Continuing operations	$ 0.30	$ 0.03	$ 0.14
Discontinued operations, net	0.53	0.65	0.02
Net income per share	$ 0.83	$ 0.68	$ 0.17
Basic weighted average shares outstanding (d)	168	136	168
Diluted weighted average shares outstanding(d)	169	136	168

(a)

Ventures segment operations generally relate to investments in less-than-50%-owned unconsolidated entities which are accounted for using the equity method. Accordingly, our revenue equals our share of the net income or loss of these entities.

(b)	General and administrative expenses included in operating income were $30 million, $24 million, and $29 million for the three months ended June 30, 2007 and 2006 and March 31, 2007, respectively.

(c)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

(d) The increase in weighted average shares outstanding from the second quarter 2006 to the first quarter 2007 related to the initial public offering of shares during November 2006.

See Footnote Table 1 for a list of significant items included in operating income (loss).

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KBR, Inc.

Condensed Consolidated Statements of Operations

(Millions of dollars and shares except per share data)

(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Revenue:
Energy and Chemicals	$ 1,245	$ 1,101
Government and Infrastructure	2,939	3,242
Ventures(a)	(5)	(51)
Total revenue	$ 4,179	$ 4,292
Operating income (loss):
Energy and Chemicals	54	(53)
Government and Infrastructure	63	93
Ventures(a)	(7)	(44)
Total operating income (loss)(b)	$ 110	$ (4)
Interest expense – related party	-	(28)
Interest income, net	27	5
Foreign currency losses, net	(5)	(10)
Other non-operating gain, net	1	-
Income (loss) from continuing operations before income taxes
and minority interest	133	(37)
Benefit (provision) for income taxes	(58)	7
Minority interest in net income (loss) of subsidiaries	(1)	47
Income from continuing operations	74	17
Income from discontinued operations, net	94	101
Net income	$ 168	$ 118
Basic income per share(c):
Continuing operations	$ 0.44	$ 0.13
Discontinued operations, net	0.56	0.74
Net income per share	$ 1.00	$ 0.87
Diluted income (loss) per share(c):
Continuing operations	$ 0.44	$ 0.13
Discontinued operations, net	0.56	0.74
Net income per share	$ 0.99	$ 0.87
Basic weighted average shares outstanding (d)	168	136
Diluted weighted average shares outstanding(d)	169	136

(a)

Ventures segment operations generally relate to investments in less-than-50%-owned unconsolidated entities which are accounted for using the equity method. Accordingly, our revenue equals our share of the net income or loss of these entities.

(b)	General and administrative expenses included in operating income were $59 million and $41 million for the six months ended June 30, 2007 and 2006, respectively.

(c)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

(d) The increase in weighted average shares outstanding from the six months ended June 30, 2006 to the six months ended June 30, 2007 related to the initial public offering of shares during November 2006.

See Footnote Table 1 for a list of significant items included in operating income (loss).

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KBR, Inc.

Condensed Consolidated Balance Sheets

(In millions except share data)

(Unaudited)

	June 30,	March 31,	December 31,
	2007	2007	2006
Assets
Current assets:
Cash and equivalents	$ 2,016	$ 1,275	$ 1,410
Receivables:
Notes and accounts receivable (less allowance for
bad debts of $76, $60 and $57	815	998	761
Unbilled receivables on uncompleted contracts	836	1,114	1,110
Total receivables	1,651	2,112	1,871
Deferred income taxes	132	138	120
Other current assets	270	235	240
Current assets of discontinued operations, net	11	234	257
Total current assets	4,080	3,994	3,898
Property, plant, and equipment, net of accumulated
depreciation of $221, $211 and $205	215	211	211
Goodwill	251	251	251
Equity in and advances to related companies	301	246	296
Noncurrent deferred income taxes	139	154	156
Unbilled receivables on uncompleted contracts	194	194	194
Other assets	42	45	51
Noncurrent assets of discontinued operations, net	-	350	357
Total assets	$ 5,222	$ 5,445	$ 5,414

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities:
Accounts payable	$ 1,056	$ 1,080	$ 1,177
Due to Halliburton, net	-	29	152
Advanced billings on uncompleted contracts	968	971	767
Reserve for estimated losses on uncompleted contracts	150	144	180
Employee compensation and benefits	268	283	259
Other current liabilities	313	169	174
Current liabilities of discontinued operations, net	-	262	274
Total current liabilities	2,755	2,938	2,983
Employee compensation and benefits	206	214	221
Other liabilities	155	148	149
Income tax payable – noncurrent	65	70	-
Noncurrent deferred tax liability	33	32	44
Noncurrent liabilities of discontinued operations, net	-	198	188
Total liabilities	3,214	3,600	3,585
Minority interest in consolidated subsidiaries	(33)	28	35
Shareholders’ equity and accumulated other comprehensive loss:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, no shares issued and outstanding	-	-	-
Common shares, $0.001 par value, 300,000,000 shares authorized, 168,939,043, 167,772,410, and 167,772,410 issued and outstanding	-	-	-
Paid-in capital in excess of par value	2,066	2,060	2,058
Accumulated other comprehensive loss	(210)	(288)	(291)
Retained earnings	185	45	27
Total shareholders’ equity and accumulated other
comprehensive loss	2,041	1,817	1,794
Total liabilities, minority interest, shareholders’
equity and accumulated other comprehensive income	$ 5,222	$ 5,445	$ 5,414

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KBR, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$ 168	$ 118
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	24	23
Distribution from (to) related companies, net of
equity in earnings (losses)	(18)	-
Deferred income taxes	22	(4)
Gain on sale of assets, net	(216)	(129)
Impairment of equity method investments	18	36
Other	43	(26)
Changes in operating assets and liabilities:
Receivables	(85)	291
Unbilled receivables on uncompleted contracts	242	(85)
Accounts payable	(116)	(199)
Advanced billings on uncompleted contracts	201	464
Employee compensation and benefits	9	(90)
Reserve for estimated loss on uncompleted Contracts	(30)	112
Other assets	(60)	(90)
Other liabilities	272	40
Total cash flows provided by operating activities	474	461
Cash flows from investing activities:
Capital expenditures	(23)	(42)
Sales of property, plant and equipment	1	4
Disposition (acquisitions) of businesses, net of
cash disposed	334	276
Other investing activities	(1)	-
Total cash flows provided by investing activities	311	238
Cash flows from financing activities:
Payments to (from) Halliburton, net	(123)	(172)
Payments on long-term borrowings	(7)	(9)
Payment of dividends to minority shareholders	(19)	(4)
Total cash flows used in financing activities	(149)	(185)
Effect of exchange rate changes	(81)	22
Increase in cash and equivalents	555	536
Cash and equivalents at beginning of period(a)	1,461	394
Cash and equivalents at end of period	$ 2,016	$ 930

(a)

The condensed consolidated statements of cash flows are not adjusted for discontinued operations. Therefore, the cash and equivalents at the beginning of the period for the six months ended June 30, 2007 do not agree to the cash and equivalents reflected on the condensed consolidated balance sheet for December 31, 2006.

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KBR, Inc.

Revenue and Operating Results by Operating Unit

(In millions)

(Unaudited)

Three Months Ended
	June 30,		March 31,
	2007	2006	2007
Revenue:
E&C—Gas Monetization Projects	$ 331	$ 180	$ 257
E&C—Offshore Projects	61	71	61
E&C—Other	277	309	258
Total Energy and Chemicals	669	560	576
G&I—Middle East Operations	1,170	1,409	1,142
G&I—Other	312	282	315
Total Government and Infrastructure	1,482	1,691	1,457

Ventures	1	(15)	(6)
Total revenue	$ 2,152	$ 2,236	$ 2,027

Operating Income (loss):
E&C—Gas Monetization Projects	$ 1	$ (130)	$ 6
E&C—Offshore Projects	3	9	2
E&C—Other	37	24	5
Total Energy and Chemicals	41	(97)	13
G&I—Middle East Operations	29	45	29
G&I—Other	(4)	13	9
Total Government and Infrastructure	25	58	38
Ventures	(1)	(8)	(6)
Total operating income (loss)	$ 65	$ (47)	$ 45

	Six Months Ended
	June 30,
	2007	2006
Revenue:
E&C—Gas Monetization Projects	$ 588	$ 345
E&C—Offshore Projects	122	160
E&C—Other	535	596
Total Energy and Chemicals	1,245	1,101
G&I—Middle East Operations	2,312	2,603
G&I—Other	627	639
Total Government and Infrastructure	2,939	3,242

Ventures	(5)	(51)
Total revenue	$ 4,179	$ 4,292

Operating Income (loss):
E&C—Gas Monetization Projects	$ 7	$ (121)
E&C—Offshore Projects	5	1
E&C—Other	42	67
Total Energy and Chemicals	54	(53)
G&I—Middle East Operations	53	72
G&I—Other	10	21
Total Government and Infrastructure	63	93
Ventures	(7)	(44)
Total operating income (loss)	$ 110	$ (4)

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KBR, Inc.

Backlog Information

(Millions of dollars)

(Unaudited)

	June 30,	March 31,	December 31,
	2007	2007	2006
Backlog(a):
E&C–Gas Monetization Projects	$ 3,438	$ 3,517	$ 3,883
E&C–Offshore Projects	173	150	130
E&C–Other	1,156	1,132	1,700
Total Energy and Chemicals	4,767	4,799	5,713
G&I–Middle East Operations	1,515	2,543	3,066
G&I–Other	2,728	2,773	2,998
Total Government and Infrastructure(b)	$ 4,243	$ 5,316	$ 6,064
Ventures	$ 620	$ 628	$ 660
Total backlog for continuing operations(c)	$ 9,630	$ 10,743	$ 12,437

(a) Backlog is presented differently depending on if the contract is consolidated by KBR or is accounted for under the equity method of accounting. Backlog related to consolidated projects is presented as 100% of the expected revenue from the project. Backlog related to projects accounted for under the equity method of accounting is presented as KBR’s share of the expected future revenue from the project. In the Energy & Chemicals division, approximately $2.5 billion of the backlog as of June 30, 2007 related to consolidated projects and approximately $917 million related to projects accounted for under the equity method. As of June 30, 2007, the Government & Infrastructure division’s backlog included approximately $81 million related to consolidated projects and approximately $1.9 billion related to projects accounted for under the equity method. As of June 30, 2007, all the Ventures division’s backlog of approximately $620 million relates to projects accounted for under the equity method.

(b)

The Government and Infrastructure segment backlog from continuing operations includes backlog attributable to firm orders in the amount of $4.1 billion, $4.8 billion and $4.0 billion as of June 30, 2007, March 31, 2007 and December 31, 2006, respectively. The Ventures backlog from continuing operations includes backlog attributable to firm orders in the amount of $620 million, $628 million and $660 million as of June 30, 2007, March 31, 2007 and December 31, 2006, respectively. Government and Infrastructure backlog attributable to unfunded orders was $144 million, $472 million and $2.1 billion as of June 30, 2007, March 31, 2007 and December 31, 2006, respectively.

(c)

This amount represents backlog for continuing operations and does not include backlog associated with DML, which was sold in the second quarter of 2007 and is accounted for as discontinued operations. Backlog for DML was $1.2 billion as of March 31, 2007 and $1.1 billion as of December 31, 2006.

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FOOTNOTE TABLE 1

KBR, Inc.

Items included in Operating Income by Operating Segment

(Millions of dollars except per diluted share data)

(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2007		June 30, 2006		March 31, 2007
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
: Energy and Chemicals
Escravos project loss/gain:	$ 3	$ 0.01	$ (148)	$ (0.35)	$ –	$ –
BRC charges	$ –	$ –	$ –	$ –	$ (20)	$ (0.11)
Government and Infrastructure Skopje Embassy charge	$ (24)	$ (0.09)	$ –	$ –	$ –	$ –

	Six Months Ended		Six Months Ended
	June 30, 2007		June 30, 2006
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Energy and Chemicals: BRC charges	$ (20)	$ (0.11)	$ –	$ –
Escravos project loss/gain:	$ 3	$ 0.01	$ (148)	$ (0.35)
Government and Infrastructure: Skopje Embassy charge	$ (24)	$ (0.09)	$ –	$ –
Ventures: Railroad impairment charge	$ –	$ –	$ (26)	$ (0.19)

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